Exhibit (h)(18)

EXECUTION

AMENDMENT
TO
FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) is made with effect as of June 17, 2025 (“Effective Date”), by and between SIMPLIFY EXCHANGE TRADED FUNDS (the “Trust”), on behalf of each of its series listed on Exhibit A to the Agreement (as defined below) and THE BANK OF NEW YORK MELLON (“BNY”).

BACKGROUND:

A.	BNY and each Trust entered into a Fund Administration and Accounting Agreement dated as of July 14, 2020, as amended to date, (the “Agreement”) relating to BNY’s provision of services to the Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

3.	Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

SIMPLIFY EXCHANGE TRADED FUNDS, ON BEHALF OF EACH SERIES LISTED ON EXHIBIT A

By:	/s/ Fiona Ho
Name:	Fiona Ho
Title:	Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Allison M. Gardner
Name:	Allison M. Gardner
Title:	Senior Vice President

EXHIBIT A
(Amended and Restated with effect as of June 17, 2025)

Series

1.	Simplify US Equity PLUS Convexity ETF
2.	Simplify US Equity PLUS Downside Convexity ETF
3.	Simplify US Equity PLUS Upside Convexity ETF
4.	Simplify Volt TSLA Revolution ETF (f/k/a Simplify Volt RoboCar Disruption and Tech ETF)
5.	Simplify US Equity PLUS Bitcoin Strategy ETF (f/k/a Simplify U.S. Equity PLUS GBTC ETF)
6.	Simplify Volatility Premium ETF
7.	Simplify Interest Rate Hedge ETF
8.	Simplify Intermediate Term Treasury Futures Strategy ETF
9.	Simplify Health Care ETF
10.	Simplify Hedged Equity ETF
11.	Simplify High Yield ETF (f/k/a Simplify High Yield PLUS Credit Hedge ETF)
12.	Simplify Aggregate Bond ETF
13.	Simplify Managed Futures Strategy ETF
14.	Simplify Bitcoin Strategy PLUS Income ETF
15.	Simplify Short Term Treasury Futures Strategy ETF
16.	Simplify Enhanced Income ETF
17.	Simplify Treasury Option Income ETF (f/k/a Simplify Stable Income ETF)
18.	Simplify Propel Opportunities ETF
19.	Simplify Commodities Strategy No K-1 ETF
20.	Simplify Multi-QIS Alternative ETF
21.	Simplify Opportunistic Income ETF
22.	Simplify MBS ETF
23.	Simplify Tara India Opportunities ETF
24.	Simplify Next Intangible Core Index ETF
25.	Simplify Gamma Emerging Market Bond ETF
26.	Simplify National Muni Bond ETF
27.	Simplify Gold Strategy PLUS Income ETF
28.	Simplify Bond Bull ETF (f/k/a Simplify Downside Interest Rate Hedge Strategy ETF)
29.	Simplify China A Shares PLUS Income ETF
30.	Simplify Currency Strategy ETF
31.	Simplify Target 15 Distribution ETF
32.	Simplify Barrier Income ETF (f/k/a Simplify 30 Barrier ETF)
33.	Simplify Piper Sandler US Small-Cap PLUS Income ETF
34.	Simplify Kayne Anderson Energy and Infrastructure Credit ETF
35.	Simplify Government Money Market ETF

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